                                                                   Exhibit 10.19



                        Employee Specific Terms Document


                         TANNING TECHNOLOGY CORPORATION
                         ------------------------------
                        1999 EXECUTIVE COMPENSATION PLAN



Date:  June 30, 1999

  To:  Fred Fogel

From:  Henry Skelsey & Larry Tanning

Dear Fred,

We have great confidence in the value and impact you will have as a member of the senior management team at Tanning Technology Corporation. Based on our discussions, and our high regard for your skills and abilities, we are offering you the position of "Vice President Business Affairs and General Counsel" with employment starting on or before the consummation of Tanning's initial public offering . Tanning Technology is pleased to offer you the following Compensation plan for fiscal year 1999 (abbreviated from June 30 to December 31,
1999) and other terms of employment.

Job Title:   Vice President Business Affairs and General Counsel, member of executive committee
Supervisor:  President & CEO

Your base salary rate is annualized and is paid on a semi-monthly basis over a 12-month period. Bonuses are paid within 60 days of the close of the fiscal
year (February 28, 2000).   Base salary may not be reduced for subsequent fiscal
years. Tanning is pleased to provide you with the following compensation plan in recognition of your important job responsibilities:


                  KEY COMPENSATION PLAN ELEMENTS (ANNUALIZED)
                  -------------------------------------------


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Annual Base Salary:                           $ 175,000                       Effective Date of
 Semi-monthly pay rate:                       $7,291.67                       base salary rate: June 30, 1999
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Part I:  Global Revenue Bonus Incentive
-----------------------------------------------------------------------------------------------------------------------
Global Revenue Goals                $45.0 M    $48.0 M    $52.0 M   $56.0 M     $60.0 M     $64.0 M   $68.0 M   $72.0 M
 Bonus as % of Base Salary:           5.0%       10.0%     15.0%     20.0%        25.0%      32.0%     36.0%     40.0%
-----------------------------------------------------------------------------------------------------------------------
    Total bonus earned:             $ 8,750    $17,500    $26,250   $35,000     $43,750     $56,000   $63,000   $70,000
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Part II:  Global EBIT Bonus Incentive
--------------------------------------------------------------------------------------------------------------------------
Global EBIT Goals:                     16.0%       17.0%     18.0%     19.0%        20.0%      21.0%     22.0%     23.0%
 Bonus as % of Base Salary:             7.0%       10.0%     14.0%     16.0%        18.0%      22.0%     24.0%     27.0%
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    Total bonus earned:              $12,250     $17,500   $24,500   $28,000      $31,500    $38,500   $42,000   $47,250
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Part III:  MBO Goals Bonus Incentive
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MBO Goals Achieved:                 1 goal     2 goals    3 goals   4 goals     5 goals     6 goals   7 goals   8 goals
 Bonus as % of Base Salary:          4.0%        6.0%       8.0%     10.0%       12.0%       15.0%     18.0%     20.0%
--------------------------------------------------------------------------------------------------------------------------
     Total bonus earned:            $ 7,000   $  10,500   $14,000   $17,500     $21,000     $26,250   $31,500   $35,000
--------------------------------------------------------------------------------------------------------------------------


MBO Goal Subjects:
------------------
#1: Provide leadership as a member of the senior management team in guiding the development and utilization of best practices to optimize the effective operation and growth potential of the global organization.
#2: Oversee Corporate legal governance and insure compliance with regulatory obligations.
#3: Development effective risk management strategies to support the successful commercial operation of the business while avoiding and mitigating legal exposures to the business.
#4: Assist in the development and management of employment and HR practices to minimize employee legal issues and support a positive employee relations climate in the company.
#5: Insure that the intellectual properties of the company are protected from encroachment by competitors, and that the company's trademarks, licenses, and strategic business differentiators are protected as needed to establish a distinctive and where possible exclusive Corporate identity.
#6: Act as a principal in identifying, structuring, negotiating and executing acquisitions, joint ventures and other business combination transactions to advance the strategic goals of the company.
#7: Oversee the legal formation and efficient intra-company operation of subsidiaries, joint venture partners and business alliances.
#8 Operate as a principal negotiator in the framing and execution of key business contracts with customers, suppliers, vendors, landlords, government agencies and employees to advance and protect the company's business interests.

Note: The goal subjects identified above provide an initial framework for goal discussions. These goals will be reviewed and refined on a participative basis between you and the CEO Larry Tanning.


        SUMMARY OF ANNUALIZED EARNINGS POTENTIAL FOR PAID COMPENSATION
        --------------------------------------------------------------


Compensation Plan:  Summary of Earnings Potential for Incentive Plan Parts I, II & III
---------------------------------------------------------------------------------------------------------------------------------
 Total Bonus as % of Base:                 16.0%      26.0%      37.0%      46.0%      55.0%      69.0%      78.0%      87.0%
 Total Bonus Value:                     $ 28,000   $ 45,500   $ 64,750   $ 80,500   $ 96,250   $120,750   $136,500   $152,250
---------------------------------------------------------------------------------------------------------------------------------
 Total Base+Bonus Potential:            $203,000   $220,500   $239,750   $255,500   $271,250   $295,750   $311,500   $327,250
----------------------------------------=========================================================================================

Note: The compensation amounts identified above will be prorated in 1999 since bonus payment calculations (percentage of base salary) will use actual base salary payments (June 30 through December 31) for the 1999 performance year period.


                          OTHER EMPLOYMENT PROVISIONS
                          ---------------------------


  Severance:  Tanning will provide for twelve months of base salary pay
  ---------
  continuation (currently $175,000 annually) and benefits coverage if you are terminated without cause or constructively terminated. Constructive termination shall mean : (A) a reduction in your base salary which is not offset in equivalent value in alternative forms of compensation and benefits and agreed upon in writing by you, (B) a material decrease in your benefit package which is imposed only upon you and not others in a similar position with Tanning, (C) a significant reduction in your job responsibilities, or (D) a loss of company officer status. Termination for cause shall mean termination upon written notice that you have (i) acted or failed to act in such a fashion as to constitute dishonesty, fraud, or other serious misconduct deemed by Tanning to have a material adverse effect upon the operation of Tanning's business, or (ii) willfully failed to follow the lawful instructions of your superiors. You will also receive payment for any accrued but unused vacation time you have accumulated for prior year allocations to a maximum of 30 days, plus earned but unused vacation allocations for the current year.



 .    Stock Options.  Amount and terms of stock option grants made in connection
     -------------
     with your employment shall be as established in your stock option agreement document, which is to be executed in connection herewith, and is agreed to be an integral component of your employment terms.

 .    Post Termination Stock Exercise.  Tanning will provide you with a 3 year
     ---------------------------------
     exercise period for your vested stock upon separation of employment. You may continue to hold your vested stock options for a period not to exceed three years, with the three year exercise period commencing effective on your last day of employment with the company.

 .    Vacation. You will be provided with 4 (four) weeks of paid vacation per
     --------
     year. Such vacation to be taken with due consideration to the business needs of Tanning. One week of unused vacation may be carried over (accrued) into the following year. No more than 30 unused vacation days shall ever be accrued.

 .    Tanning Technology Benefit Plans Summary
     ----------------------------------------

 .    You will be provided with a $1,000,000 Business, Travel Accident insurance policy with you designating the beneficiary as part of your insurance enrollment process. This policy also provides protection while you are commuting between home and work.

 .    You will participate in all Tanning benefit programs, including comprehensive family medical and dental insurance, life and disability insurance plans, 401(K) plan and Stock Purchase Plan.

 .    Tanning also observes 12 company paid holidays per year.


Note: While it is expected that the benefits described in the above "Benefit Plans Summary" will not be subject to frequent change, the company reserves the right, at its sole discretion, to terminate or change this plan at any time (so long as such termination or change affects all similarly situated employees).

 .    Relationship with Fried, Frank.  We agree and acknowledge that you may
     ------------------------------
     continue to be a partner at Fried, Frank, Harris, Shriver & Jacobson, it being understood that any activities or responsibilities on behalf of Fried Frank will be satisfied in a manner that does not unreasonably interfere with your duties and responsibilities with Tanning.


To accept our Proposal of Employment, please sign and return both copies of this Employment Agreement letter.


TANNING TECHNOLOGY CORPORATION             Acknowledgement of Understanding
                                           and Acceptance of Terms


BY:
    ----------------------------------     --------------------------------

Henry Skelsey                              Fred Fogel
Executive V.P. & Chief Financial Officer


Date:                                      Date:
       --------------------                       --------------------



CC:  Larry Tanning, Mark Tanning

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